AMENDMENTS TO
            NATIONAL FUEL GAS COMPANY AND PARTICIPATING SUBSIDIARIES
                            EXECUTIVE RETIREMENT PLAN

         I, the undersigned, being duly authorized and empowered by resolutions adopted by the National Fuel Gas Company Board of Directors on September 16, 1999, do hereby amend the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan ("Plan"), effective September 16, 1999, as follows:

         1.       Section 2.9 shall be amended and restated to read as follows:
                  "Company  means  National  Fuel  Gas  Company  and each of the
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                  following   subsidiaries,   which  participate  in  the  Plan:
                  National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Resources Corporation, National Fuel Resources, Inc., Penn-York Energy Corporation and Empire Exploration, Inc., each of which has adopted or has indicated that it will adopt the Plan."

         2.       Section 2.18 shall be amended and restated to read as follows:
                  "Vesting  (a)  With  respect  to  a  Member's   benefit  which
                   -------
                  compensates for any reduction in Basic Pension Plan benefits resulting from Internal Revenue Code limitations and/or participation in the National Fuel Gas Company Deferred Compensation Plan (frequently called a "tophat"), vesting occurs in the same manner as vesting occurs under the Basic Pension Plan.


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                  (b) With respect to a Member's supplemental benefit portion of the Plan, vesting occurs on the latter of (i) the first of the month coinciding with or immediately following his 55th birthday or (ii) the date on which the Member has completed five Years of Service with a Company. A "Vested" Member is a Member with respect to whom "Vesting" has occurred."

         3. Article 3 shall be revised by adding a new Section 3.0 as follows:

                      "3.0 Introduction. The Plan provides a Member with a two-part benefit. The first part will make a Member whole for any reduction in the regular pension he receives under the Basic Pension Plan resulting from Internal Revenue Code limitations and/or his participation in the National Fuel Gas Company Deferred Compensation Plan. This is frequently called a "tophat." The second part is a supplemental benefit which provides an additional retirement benefit to the Basic Pension Plan."


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         4.       Section  3.4(a)  shall  be  amended  and  restated  to read as follows:

                      "(a) Adjusted Basic Pension Plan Benefit Base equals the Benefit Base as determined under the Basic Pension Plan without reduction on account of Benefit Limitations and adjusted as if deferrals under the National Fuel Gas Company Deferred Compensation Plan were not excluded from the definition of Final Average Pay under the Basic Pension Plan, and multiplied by the appropriate Early Retirement Percentage, if applicable, as provided for in
                      Section 3.5 of the Basic Pension Plan. (The Adjusted Basic Pension Plan Benefit minus the Basic Pension Plan benefit equals the "tophat" portion of the Plan's two-part benefit.)"

         5. Section 3.4(c) shall be amended by deleting the first three sentences in their entirety and restating the fourth sentence to read as follows:

                      "At early retirement, the supplemental benefit is equal to a percentage of the plan benefit normally paid at age 65."

                  The remainder of Section 3.4(c) shall remain unchanged.
         6.       In all other respects, the Plan shall remain unchanged.

                                                     NATIONAL FUEL GAS COMPANY

Dated:  October 1, 1999                              /s/ P.C. Ackerman
                                                    ------------------------
                                                    P.C. Ackerman
                                                    President